Exhibit 10.1

Amendment No. 5 to Agreement for Marketing Services

This Amendment No. 5 dated as of January 17, 2014 (this “Amendment”) is to the Agreement for Marketing Services dated January 14, 2008, as amended (the “Agreement”), by and between ALPS Distributors, Inc., a Colorado corporation located at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (“ALPS”), and GreenHaven Commodity Services, LLC, a Delaware limited liability company located at 3340 Peachtree Road, Suite 1910, Atlanta, Georgia 30326 (the “Client”).

WHEREAS, ALPS and the Client wish to amend the Agreement in certain respects as more fully set forth below effective as of the date of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Effective as of January 15, 2013 Exhibit B (Fees) is replaced in its entirety with the new Exhibit B (Fees) attached hereto and incorporated by reference herein.

2.           Effective as of the date of this Amendment, Section 3 (Out of Pocket Expenses) of the Agreement is replaced in its entirety as follows:

3.  Out of Pocket Expenses.  In addition to the fees that the Client shall pay to ALPS pursuant to Section 2 above, the Client agrees to reimburse ALPS for its reasonable out-of-pocket expenses incurred and advances made by ALPS in performing the Services, including, but specifically not limited to, those expenses and fees set forth in Exhibit C (Out-of-Pocket Expenses/Regulatory Filing Fees), branch inspection costs, postage and any other expenses incurred by ALPS at the specific written request or consent of the Client.  Assuming the Agreement is renewed annually, the maximum out-of-pocket expenses paid to ALPS for items of value (as defined by FINRA Rule 2310(b)(4)(C)(ii)) will not exceed $26,910 in any three-year period.

3.           Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

GREENHAVEN COMMODITY SERVICES, LLC		ALPS DISTRIBUTORS, INC.

By:	/s/ Ashmead F. Pringle, III	By:	/s/ Thomas A. Carter
Name: Ashmead F. Pringle, III		Name: Thomas A. Carter
Title: Manager		Title: President

EXHIBIT B

Fees

The annual fees payable to ALPS for the Services under this Agreement are as follows:

For the period from February 1, 2013 to December 31, 2013:

Feeder Fund Assets	ALPS Fees as a % of Feeder Fund Net Assets
1. $0 - $1 billion	0.10%
2. Over $1 billion - $2.5 billion	0.10%
3. Over $2.5 billion	0.10%

For the period from January 1, 2014 to December 31, 2014:

Feeder Fund Assets	ALPS Fees as a % of Feeder Fund Net Assets
1. $0 - $1 billion	0.15%*
2. Over $1 billion - $2.5 billion	0.125%*
3. Over $2.5 billion	0.10%*

* Of these fees, 0.03% will be dedicated to a special Client marketing budget.

For the three-year period beginning August 9, 2013, the maximum compensation that ALPS may receive under the Agreement shall not exceed $6,978,863 in marketing fees.  Total underwriting compensation will not exceed 10% of the offering proceeds.

Exhibit C

Out-of-Pocket Expenses/Regulatory Filing Fees

Description	Amount	Frequency
Licensing and Registration Fees
Individual State Registration Fees1	$3,691.00	Annual/Registered Representative
FINRA Annual Processing Fee	$45.00	Annual/Registered Representative
FBI Fingerprint Fee	$30.00	Initial/Registered Representative
FINRA Fingerprint Fee	$14.50	Initial/Registered Representative
FINRA Individual Registration Fee	$100.00	Initial/Registered Representative
Examination Fees (if applicable – vary by exam type)	$85.00-$265.00	Initial/Registered Representative
FINRA Disclosure Processing Fee (if applicable)	$100.00	Initial/Registered Representative
Firm Registration and Membership Fees	$675.00	Annual Fee/Client
FINRA Advertising Submittal Fees
Normal ADI Review, FINRA Filing not Required	$0.00	N/A
Normal ADI Review, FINRA Filing Required	$125.00	Per Filing up to 10 pages ($10/page thereafter)
Expedited ADI Review, FINRA Filing not Required2	$250.00	Per Piece (no minimum pages)
Expedited ADI Review, FINRA Pre-Filing Required	$600.00	Per Filing up to 10 pages ($50/page thereafter)
COBRA 2810 Filing Fees
COBRA 2810 Filing Fee	.015% of proposed maximum offering amount + $500.00, not to exceed $225,500.00 per offering	Per COBRA Filing
Other Ongoing Out of Pocket Expenses
Annual Onsite Branch Office Travel Expenses	$7,500.00	Associated Annual Travel Costs/Designated Branch Office Location
RegED Registered Representative Portal, Continuing Education and Annual Compliance Meeting Costs	$110.00	Annual/Registered Representative

1 This fee is inclusive of all state fee registrations.  Underlying individual state fees vary by state.
2 Fee is associated with additional service extension of Expedited Review Agreement whereby ALPS shall provide optional 24 hour turnaround on requested advertising materials.

Because a legal distributor is not required for the Trust, ALPS will instead be acting in a role of Marketing Agent for the Trust.  In addition to the services described above, this role will include helping facilitate the authorized participant process by assisting the Trustee to coordinate the AP agreements.

ALPS will coordinate with the Sponsor and the Trust’s legal counsel on marketing materials to ensure compliance with applicable FINRA and SEC rules and submit the required marketing materials to FINRA for review.

Assuming the Agreement is renewed annually, the maximum out-of-pocket expenses paid to ALPS for items of value (as defined by FINRA Rule 2310(b)(4)(C)(ii)) will not exceed $26,910 in any three-year period.